Exhibit 10.1

                             FIRST AMENDMENT TO THE
                      IMS HEALTH INCORPORATED SAVINGS PLAN

                          EFFECTIVE AS OF JULY 19, 1999

        1. Article I of the IMS Health Incorporated Savings Plan (the "Plan") is hereby amended by deleting therefrom Section 1.11.

        2. Article I of the Plan is hereby further amended by adding the following new Section 1.60 to the end thereof, to read in its entirety as follows:

               "1.60 `PLAN ADMINISTRATOR' shall mean the Company, except that any action authorized to be taken by the Plan Administrator hereunder may also be taken by any committee or person(s) duly authorized by the Board or the duly authorized delegees of such duly authorized committee or person(s)."

        3. The Plan is hereby further amended by deleting therefrom all references to the term "Committee" and replacing therefor the term "Plan Administrator."

        4. Sections 12.1 and 12.2 of the Plan are hereby amended to read in their entirety as follows:

               "12.1 VOTING OF SHARES. Each Member shall have the right and shall be afforded the opportunity to direct the manner in which


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               whole shares of the common stock held in any Fund designated to invest in securities of the Employer or Predecessor Employer (or securities of any unrelated company that may be distributed with respect to the securities of the Employer or Predecessor Employer by reason of a spin-off or otherwise), and attributable to his or her Account as of the Valuation Date coincident with or preceding the record date shall be voted at all stockholders' meetings. The Funding Agent shall confidentially receive and tally the instructions from Members. The Funding Agent shall not disclose such instructions to the Employer or the Plan Administrator or any officer, director or Affiliate. Any stock for which a signed voting direction instrument is not received from the Member, or is not subject to being received, shall be voted by the Funding Agent in the same proportion as the stock for which signed voting-direction instruments are received as to the matter to be voted upon.

               12.2 TENDER OFFERS. A Member may direct the Funding Agent in writing how to respond to a tender or exchange offer for any or all whole securities held in any Fund designated to invest in securities of the Employer (or securities of any unrelated company that may be distributed with respect to the securities of the Employer or Predecessor Employer by reason of a spin-off or otherwise), and attributable to his or her Account as of the Valuation Date preceding, or coincident with, the offer. A Member's instructions hereunder shall be confidential and shall not be disclosed to the Employer or the Plan Administrator. The Plan Administrator shall notify each Member and timely distribute or cause to be distributed to him or her such information as will be distributed to securityholders in connection with any such tender or exchange offer. The Funding Agent shall confidentially receive instructions from Members and shall not disclose such instructions to the Employer or the Plan Administrator. Upon receipt of such instructions, the Funding Agent shall tender such securities as and to the extent so instructed. If the Funding Agent shall not receive instructions with respect to a Member regarding any such tender or exchange offer for such shares of stock (or shall receive instructions not to tender or exchange such shares), the Funding Agent shall have no discretion in such matter and shall take no action with respect thereto. Any shares for which instructions are not subject to being received shall be tendered by the Funding Agent only in the same proportion as the stock for which instructions to tender are received. Any securities received by the Funding Agent as a result of a tender of securities shall be held, and any cash so received, shall be invested in short-term investments for the Account of the Member with respect to whom shares were tendered pending any reinvestment by the Funding Agent consistent with the purpose of the Plan."


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        5. The Plan is hereby further amended by deleting therefrom subsection
(a)(10) of Section 13.1.

        6. The Plan is hereby further amended by deleting therefrom Section
13.2.

        7. Section 13.3 of the Plan is hereby amended to read in its entirety as follows:

               "13.3 INDEMNIFICATION. In each case in which a director, officer or Employee of an Employer is or was serving at the request of the Board as the Plan Administrator or as a member of a committee authorized to act on behalf of the Plan Administrator, the Employer, by the adoption of this Plan, indemnifies and holds such person or the members of such committee (including their delegees), jointly and severally, harmless from the effects and consequences of their acts, omissions, and conduct in their official capacities, except to the extent that the effects and consequences result from their own willful misconduct or gross negligence in the performance of their duties. The foregoing right of indemnification will not be exclusive of other rights to which each such individual may be entitled by any contract or other instrument or as a matter of law."

        8. Section 13.5 of the Plan is hereby amended by deleting the first sentence thereof.

        9. Section 15.1 of the Plan is hereby amended to read in its entirety as follows:

               "15.1 RIGHT TO AMEND THE PLAN. The Board has delegated to the Employee Benefits Committee appointed by the Board the right at


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               any time to amend the Plan, provided that any such amendment could not significantly affect the cost of the Plan. If an amendment could significantly affect the cost of the Plan, then such amendment may only be adopted by the Board. Any amendment adopted by the Employee Benefits Committee or the Board shall be binding upon each Employer. Except as provided in Section 17.2, no such amendment(s) shall have the effect of reverting to the Employer the whole or any part of the principal or income for purposes other than for the exclusive benefit of Members or Beneficiaries at any time prior to the satisfaction of all the liabilities under the Plan with respect to such persons. No amendment shall reduce a Member's Account balance on the effective date of the Plan amendment or eliminate an optional form of benefit under the Plan with respect to the Member's Account balance on the date of the amendment."


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